Exhibit 99.2
FOR IMMEDIATE RELEASE
Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Landec Corporation Announces Intention to Become Lifecore Biomedical

Landec expected to rename and rebrand to Lifecore Biomedical and update Nasdaq ticker symbol
Names new CEO
Announces future changes to its Board of Directors

SANTA MARIA, CA & MINNEAPOLIS, MN – August 10, 2022 - Landec Corporation (Nasdaq: LNDC) (“Landec” or the “Company”), a diversified health and wellness company focused on its growing Lifecore Biomedical (“Lifecore”) business – a fully integrated contract development and manufacturing organization (“CDMO”) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials – today formally announced the Company’s path forward as a CDMO-focused life sciences company, complete with a planned corporate rebranding, new ticker symbol, and the naming of its go-forward executive leadership team and Board of Directors.

Board and Management Commentary
Craig Barbarosh, Chairman of the Board of Landec, stated, “With Project SWIFT rapidly coming to a close, we are thrilled to announce several corporate actions in support of our focused strategy to accelerate growth at Lifecore. Lifecore has produced compound revenue growth of 15% and EBITDA growth of 25% since fiscal 2015. We have supported the Lifecore business since we took ownership of the company, investing in new capacity and capabilities. As we look ahead, we expect Lifecore to continue to build upon its strong development pipeline, further expand its breadth of services and become the leading CDMO focused on complex projects. We are extremely excited about the path ahead for this exceptional business.”

Mr. Barbarosh added, “On behalf of the entire Board, I’d like to thank and acknowledge Dr. Albert Bolles for his significant contributions to Landec over the years, first as a Board member and subsequently as our CEO, as he readily stepped into the role to help us execute our action plan to extract value from our diverse businesses. Now that Project SWIFT is substantively complete, Dr. Bolles has agreed to transition to President of Curation Foods, Inc. to oversee the remaining disposition activities. Concurrent with this transition, the Board has appointed current Lifecore President, James G. Hall, as the Company’s new CEO and we look forward to his continued stewardship of this great CDMO asset. Additionally, I also thank and acknowledge the contributions of our four board members who intend either not to seek re-election to or step down from our Board as of our upcoming annual meeting in October of this year.”

Dr. Albert Bolles commented, “I want to commend the entire Landec organization for their resolve over the past couple of years to create significant value for the benefit of shareholders and to help navigate the Company through very challenging times – I am grateful for everyone’s individual contributions. In addition to streamlining the Curation Foods business, we also sold our fresh packaged salad and vegetable business, our Windset investment, and our BreatheWay business – utilizing those proceeds to collectively de-lever our balance sheet by approximately $112 million. I look forward to overseeing our team’s efforts to sell the remaining Curation Foods assets in the near-term. It has been a pleasure leading the team through this important transition and I am excited to monitor Lifecore’s progress as it continues to build its development pipeline, leverage its capacity, and accelerate growth in the years to come.”

Transition to ‘Lifecore Biomedical’ and Related Corporate Actions
•Corporate rebranding from Landec Corporation to Lifecore Biomedical – The Company intends to formally rebrand its corporate identity, including changing its corporate name to Lifecore Biomedical in the near future. Lifecore is a fully integrated CDMO with highly differentiated capabilities for the development, fill and finish of sterile, injectable-grade pharmaceutical products. Lifecore addresses a large and growing market supported by underlying tailwinds and multiple levers to drive an acceleration in long-term revenue growth.
•Ticker symbol transition to ‘LFCR’ – Concurrent with the corporate rebranding, the Company expects to begin trading under its new ticker ‘LFCR’ on The Nasdaq Stock Market. No action is required by Landec stockholders with respect to the ticker symbol change and it does not affect the rights of stockholders. The common stock will continue to be listed on Nasdaq and the CUSIP number will remain unchanged. Timing of the cut-over to the new ticker symbol will be communicated in due course.
•Names new CEO and anticipated changes to the Board of Directors –
◦New CEO - The Board has appointed James G. Hall as its new Chief Executive Officer and to serve as a director on the Board of Directors, effective today. John Morberg, Landec’s current Chief Financial Officer will continue on in his role and support the finance organization. Dr. Albert Bolles will serve as President of Curation Foods, Inc. to oversee the remaining disposition activities related to the remaining Curation Foods businesses.
◦Board Changes – In connection with this announcement, four members of the Board of Directors of the Company, Deborah Carosella, Tonia Pankopf, Andrew K. Powell, and Catherine A. Sohn, have indicated that they will either step down or not stand for reelection to the Board of Directors at our next annual meeting in October of this year, which will create a life sciences focused Board of Directors with deep and diverse expertise, comprised of seven individuals.

Update on Remaining Curation Foods Assets
The Company intends to continue exploring potential sale opportunities for its remaining Curation Foods assets – Yucatan Foods and O Olive Oil & Vinegar. Subject to market conditions, the Company anticipates completing these sales during fiscal year 2023. Should both or either business be sold by the Company, the results of the operations of such businesses will be reported as discontinued operations for the period of sale and any comparable periods reported.

Fiscal Fourth Quarter 2022 Results to be Announced Today -- August 10, 2022
Date: Wednesday, August 10, 2022
Time: 2:00 p.m. Pacific time (5:00 p.m. Eastern time)

Direct Webcast link: https://viavid.webcasts.com/starthere.jsp?ei=1560352&tp_key=1933ba14f1
Via telephone: dial toll-free: 1-877-407-3982 (U.S.) or 1-201-493-6780 (International). A replay of the call will be available through Wednesday, August 17th, by calling toll-free: 1-844-512-2921 (U.S.) or 1-412-317-6671 (International), and entering code 13731657.

About Landec Corporation

Landec Corporation (Nasdaq: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Lifecore Biomedical, LLC. and Curation Foods, Inc. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels through its Yucatan® and Cabo Fresh® avocado products and O Olive Oil & Vinegar® premium artisan products. For more information about the Company, visit Landec’s website at www.landec.com.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability of the Company to recognize the anticipated benefits of the sale of the remaining Curation Foods businesses, future liabilities that may arise from the previously completed divestiture transactions, the ability to successfully operate the remaining Curation Foods businesses during the pendency of their divestitures, , our ability to successfully complete the transition of the Company’s business and operations to focus on Lifecore, including the changes to its corporate name and ticker symbol, the executive team transition, and related matters, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, and the ability to successfully realize the anticipated benefits of the refocusing of the Company’s business on Lifecore. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Landec Corp. Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com